                                 PROMISSORY NOTE

$250,000                                                          JUNE 17, 1999
                                                           KIRKLAND, WASHINGTON

         FOR VALUE RECEIVED, BIRTHDAY EXPRESS, INC., a Washington corporation ("BORROWER"), hereby promises to pay to the order of ARCH VENTURE FUND IV, L.P., ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "LOAN") together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

     1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable on July 15, 1999.

     2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of Eight and Three-Quarters percent (8.75%) per annum or the maximum rate permissible by law (which under the laws of the State of Washington shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable on July 15, 1999 and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 1000 Second Avenue, Suite 3700, Seattle, Washington 98104, unless another place of payment shall be specified in writing by Lender.

     4. EQUITY EVENT, ASSET SALE OR CHANGE IN CONTROL. Notwithstanding SECTIONS 1 and 2, above, the outstanding principal amount of the Loan and all accrued and unpaid interest thereon shall be due and payable (a) in the event Borrower sells and issues shares of its equity securities (the "SERIES B PREFERRED STOCK") to investors with total proceeds to the Borrower of not less than $1,000,000 (the "EQUITY EVENT") or (b) upon (i) the sale, lease or other disposition of all or substantially all of the Borrowers property (an "ASSET SALE") or (ii) the merger or consolidation of the Borrower with or into any other corporation or other entity or person (other than a wholly-owned subsidiary corporation), or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is transferred (a "CHANGE IN CONTROL").

     5. APPLICATION OF PAYMENTS. Payment on this Promissory Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

     6. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

          (a) Borrower fails to pay timely any of the principal amount due under this Promissory Note or any accrued interest or other amounts due under this Promissory Note on the date the same becomes due and payable or within five (5) business days thereafter;

          (b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

          (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

          (d) An Asset Sale or Change in Control

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (b), (c) or (d) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law, and upon an Event of Default pursuant to (d) above, Borrower shall pay a penalty equal to $25,000.

     7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Promissory Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     8. GOVERNING LAW. This Promissory Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     9. SUCCESSORS AND ASSIGNS. The provisions of this Promissory Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

            ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY EXTEND
               CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A
                 DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER                                      BIRTHDAY EXPRESS, INC.

                                              By: /s/ Michael K. Jewell
                                                 --------------------------

                                              Printed Name: Michael Jewell

                                              Title: President